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                                                              EXHIBIT 8.2
                                 ----------------
                                    BROBECK
                                    PHLEGER &                 Spear Street Tower
                                    HARRISON                          One Market
Telephone:  (415) 442-0900             LLP                         San Francisco
Facsimile:  (415) 442-1010       ATTORNEYS AT LAW              California  94105
                                 ----------------                www.brobeck.com


                                                        May 4, 2000

FlashNet Communications, Inc.
3001 Meacham Boulevard, Suite 100
Fort Worth, Texas 76137

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger (the "Agreement") dated as of November 5, 1999 and amended as of March 15, 2000, between Prodigy Communications Corporation., a Delaware corporation ("Parent"), PUCKnut Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and FlashNet Communications, Inc., a Texas corporation ("Target"), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Merger Sub will merge with and into Target (the "Merger"), and Target will become a wholly owned subsidiary of Parent.

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to Target in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

          1.  The Agreement;

          2.  The Registration Statement; and

          3. Such other instruments and documents related to Parent, Target, Merger Sub and the Merger as we have deemed necessary or appropriate.


  Austin   Denver   Irvine   London   Los Angeles   New York   Palo Alto   San
                   Diego   San Francisco,   Washington, D.C.
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                                   -----------------
                                       BROBECK
                                       PHLEGER &
                                       HARRISON
FlashNet Communications, Inc.             LLP                        May 4, 2000
                                   ATTORNEYS AT LAW                       Page 2
                                   -----------------


          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; and

          B. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law.

          On the basis of, and subject to, the foregoing, and in reliance upon the representations and assumptions described above, we are of the opinion that the Merger will constitute a reorganization within the meaning of Section 368(a).

          In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          (1) This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          (2) No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing
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                                   -----------------
                                       BROBECK
                                       PHLEGER &
                                       HARRISON
FlashNet Communications, Inc.             LLP                        May 4, 2000
                                   ATTORNEYS AT LAW                       Page 3
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in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.

                              Very truly yours,



                              /s/ BROBECK, PHLEGER & HARRISON LLP